Exhibit 99.1

MaxPoint Interactive Announces First Quarter 2017 Earnings Results

•	GAAP Revenue of $27.9 million and Non-GAAP Revenue ex-TAC[1] of $19.1 million.

•	GAAP Net Loss improves by $1.5 million and Non-GAAP Adjusted EBITDA[1] improves by $2.3 million for the first quarter 2017 versus 2016.
RALEIGH, N.C., – May 10, 2017—MaxPoint (Nasdaq: MXPT) today announced its financial results for the quarter ended March 31, 2017.
Financial Highlights:

•	Revenue of $27.9 million decreased 5% in the first quarter of 2017, compared to $29.5 million for the first quarter of 2016.

•	Revenue ex-TAC[1] of $19.1 million decreased 2% in the first quarter of 2017, compared to $19.4 million for the first quarter of 2016.

•	Net loss of $9.2 million in the first quarter of 2017 compared to a net loss of $10.7 million for the first quarter of 2016.

•	Adjusted EBITDA[1] of $(4.9) million in the first quarter of 2017 compared to $(7.2) million for the first quarter of 2016.

•	Net loss per basic and diluted share of $1.39 in the first quarter of 2017 compared to $1.63 for the first quarter of 2016.

•	Non-GAAP net loss per basic and diluted share[1] of $1.17 in the first quarter of 2017 compared to $1.48 for the first quarter of 2016.
“We’re off to a good start to the year, delivering Q1 revenue ex-TAC and adjusted EBITDA at the high end of our guidance while making progress against our strategic objectives,” said Joe Epperson, MaxPoint’s Co-founder and CEO. “During the quarter, we continued to expand the reach of our data and intelligence across the entire marketing stack with new and expanded partnership agreements, while improving adjusted EBITDA by over $2 million year over year. We enter 2017 with further confidence in our ability to be adjusted EBITDA positive this year and cash flow positive in 2018.”

First Quarter Operating Highlights:

•	Our total number of enterprise customers[1] decreased to 730 in the first quarter, down 3% from 751 for the first quarter of 2016.

•	During the quarter, non-display advertising, which includes mobile, video and social, accounted for 59% of revenue, up from 43% of revenue in the first quarter of 2016.

•	During the quarter, revenue from mobile advertising on phones and tablets accounted for 54% of revenue, up from 40% of revenue in the first quarter of 2016.

Business Outlook
The following forward-looking statements reflect MaxPoint’s expectations as of May 10, 2017.
Second Quarter 2017 Guidance:

•	Revenue ex-TAC[1] for the second quarter ending June 30, 2017 is expected to be between $23.0 million and $25.0 million.

•	Adjusted EBITDA[1] for the second quarter ending June 30, 2017 is expected to be between $(2.1) million and $(1.1) million.
Fiscal Year 2017 Guidance:

•	Revenue ex-TAC[1] for the fiscal year ending December 31, 2017 is expected to be between $101.5 million and $105.5 million.

•	Adjusted EBITDA[1] for the fiscal year ending December 31, 2017 is expected to be between $1.5 million and $3.5 million.
1 Represents a Non-GAAP financial measure or operating performance metric. Please see the discussion below under the heading “Non-GAAP Financial Measures and Operating Performance Metrics” and the reconciliations that follow within this release.
MaxPoint is not able to provide a reconciliation to GAAP revenue or GAAP net loss for its second quarter and full year 2017 Revenue ex-TAC and Adjusted EBITDA guidance at this time because of the difficulty of estimating certain items that are excluded from Revenue ex-TAC and Adjusted EBITDA guidance, such as traffic acquisition costs and the items excluded from net loss to calculate Adjusted EBITDA, the effect of which may be significant.
Reverse Stock Split
On April 25, 2016, we amended our amended and restated certificate of incorporation effecting a 1-for-4 reverse stock split of our outstanding shares of capital stock. The reverse stock split did not change the number of our authorized shares of capital stock or cause an adjustment to the par value of our capital stock. As a result of the reverse stock split, we were required to adjust the share amounts under our equity incentive plans and common stock warrant agreements with third parties. All disclosures of shares and per share data in this earnings release have been adjusted to reflect the reverse stock split for all periods presented.
Conference Call
The Company will host a conference call today, Wednesday, May 10, 2017 at 5:00PM ET to discuss these results.
The conference call can be accessed at (855) 294-2073 or (661) 378-9969 (International), conference ID #4632856.  The call will also be webcast simultaneously at http://edge.media-server.com/m/p/9if3myk9. Following completion of the call, a recorded replay of the webcast will be available within the “News & Events” section of the Company’s website at http://ir.maxpoint.com. To listen to the telephone replay, call toll free (855) 859-2056 or (404) 537-3406, conference ID #4632856. The telephone replay will be available from 8:00 PM ET May 10 through 11:59 PM ET May 17, 2017.

Forward-Looking Statements

This press release contains forward-looking statements, including the quotations from management and the statements in “Business Outlook,” that are subject to a number of risks, uncertainties, assumptions and other factors that could cause actual results and the timing of certain events to differ materially from future results expressed or implied by such statements including, but not limited to: our limited operating history, particularly as a public company, which makes it difficult to evaluate our current business and future prospects; our ability to achieve or sustain profitability; the effects of increased competition in our market and our ability to compete effectively; our ability to attract new customers; our ability to maintain or increase the allocation of our existing customers’ marketing spend to us; changes in our customers’ advertising budget allocations, agency affiliations or marketing strategies; our ability to develop new products and services, enhance our existing products and services or make necessary changes to our technology platform or business model; our ability to expand our business internationally; our ability to comply with, and the effect on our business of, evolving legal standards and regulations, particularly concerning privacy and data protection; the seasonality of our business; our dependence on the continued growth of the digital advertising market; our ability to maintain a supply of media inventory or impressions; our ability to retain key employees and attract additional key employees; our ability to maintain effective internal controls; our recognition of revenue from customer subscriptions over the term of the customer agreements; and general market, political, economic and business conditions, including internationally. Additional factors that could cause actual results to differ materially from those anticipated by our forward-looking statements are described under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2016. Additional information will also be provided in our Quarterly Report on Form 10-Q for the quarter ended March 31, 2017.
You should not rely upon forward-looking statements as predictions of future events. Furthermore, such forward-looking statements are only as of the date of this press release. Except as required by law, we disclaim any obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.
Non-GAAP Financial Measures and Operating Performance Metrics
To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. Generally Accepted Accounting Principles (“GAAP”), we use the following Non-GAAP financial measures: Revenue ex-TAC, Adjusted EBITDA, Non-GAAP net loss and Non-GAAP net loss per basic and diluted share. We also use number of enterprise customers, which is an operating performance metric. The presentation of this financial information is not intended to be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP.
We use these Non-GAAP financial measures for financial and operational decision-making and as a means to evaluate period-to-period performance. Our management believes that these Non-GAAP financial measures provide meaningful supplemental information regarding our results by (1) excluding certain expenses and charges that may not be indicative of our recurring core business activities; and (2) providing information for comparable periods that help both management and investors assess our operating performance. We believe these Non-GAAP financial measures are useful to investors both because they allow for greater transparency with respect to key metrics used by management in its financial and operational decision-making and because they help our institutional investors and the analyst community analyze our business.
For more information on these Non-GAAP financial measures, see the following descriptions and the tables below captioned “Supplemental Information Including Reconciliations of Non-GAAP Measures to the Nearest Comparable GAAP Measure.”

Revenue ex-TAC
Revenue ex-TAC is a Non-GAAP financial measure defined by us as revenue less traffic acquisition costs. Traffic acquisition costs consist of purchases of advertising impressions from real-time bidding exchanges. We believe that Revenue ex-TAC is a meaningful measure of operating performance because it is frequently used for internal management purposes, indicates the effectiveness of delivering results to advertisers and facilitates a more complete period-to-period understanding of factors and trends affecting our underlying revenue performance. A limitation of Revenue ex-TAC is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Revenue ex-TAC alongside other GAAP financial measures, such as revenue, gross profit and total operating expenses.
Adjusted EBITDA
To provide investors with additional information regarding our financial results, we provide Adjusted EBITDA, a Non-GAAP financial measure. We define Adjusted EBITDA as net loss before income taxes, interest, amortization of deferred financing costs and depreciation and amortization, adjusted to eliminate stock-based compensation expense.
We have presented Adjusted EBITDA because it is a key measure used by our management and board of directors to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operating plans. In particular, we believe the exclusion of certain items in calculating Adjusted EBITDA can provide a useful measure for period-to-period comparisons of our business. Accordingly, we believe that Adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results.
Our use of Adjusted EBITDA has limitations as an analytical tool, and you should not consider it in isolation or as a substitute for analysis of our results as reported under GAAP. Some of these limitations are:
• Although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and Adjusted EBITDA does not reflect cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
• Adjusted EBITDA does not reflect changes in, or cash requirements for, our working capital needs;
• Adjusted EBITDA does not reflect the potentially dilutive impact of equity-based compensation;
• Adjusted EBITDA does not reflect interest or tax payments that may represent a reduction in cash available to us;
• Our definition of Adjusted EBITDA for use as an operating result measure differs from the Adjusted EBITDA definition used by our lender to calculate our amended loan and security agreement quarterly covenant; and
• Other companies, including companies in our industry, may calculate Adjusted EBITDA differently, which reduces its usefulness as a comparative measure.
Because of these and other limitations, we consider, and you should consider, Adjusted EBITDA together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our other GAAP results.

Number of Enterprise Customers
Our number of enterprise customers is a key operating metric. We believe our ability to increase the revenue we generate from existing customers and attract new customers is an important component of our growth strategy. We also believe that those customers from which we have generated more than $10,000 of revenue during any trailing twelve-month period best identifies customers that are actively using our solution and contribute more meaningfully to revenue. We refer to these customers as our enterprise customers. Our ability to generate additional revenue from our enterprise customers is an important indicator of our ability to grow revenue over time.
In those cases where we work with multiple brands or divisions within the same company or where the company runs marketing campaigns in multiple geographies, even though multiple insertion orders may be involved, we count that company as a single customer. When an insertion order is with an advertising agency, we consider the company on behalf of which the marketing campaign is conducted as our enterprise customer. If a company has its marketing spend with us managed by multiple advertising agencies, that company is counted as a single enterprise customer.
While the number of our enterprise customers has generally increased over time, this number can also fluctuate from quarter to quarter due to the seasonal trends in the advertising spend of our enterprise and other customers, which can impact the timing and amount of revenue we generate from them. Therefore, there is not necessarily a direct correlation between a change in the number of enterprise customers for a particular period and an increase or decrease in our revenue during that period.
Non-GAAP Net Loss
We define Non-GAAP net loss as net loss less non-cash stock-based compensation expense. We believe the exclusion of this non-cash charge can provide a useful measure for period-to-period comparisons of our business. A limitation of Non-GAAP net loss is that it is a measure that other companies, including companies in our industry that have similar business arrangements, either may not use or may calculate differently, which reduces its usefulness as a comparative measure. Because of these and other limitations, we consider, and you should consider, Non-GAAP net loss together with other GAAP-based financial performance measures, including various cash flow metrics, net loss and our other GAAP results.
Non-GAAP Net Loss per Basic and Diluted Share
We define Non-GAAP net loss per basic and diluted share as net loss less non-cash stock-based compensation expense per basic and diluted share. We consider, and you should consider, Non-GAAP net loss per basic and diluted share together with other GAAP-based financial performance measures, including net loss per basic and diluted share, net loss and our other GAAP results.
About MaxPoint
MaxPoint is a marketing technology company that generates hyperlocal intelligence to optimize brand and retail performance. We provide a platform for brands to connect the digital world with the physical world through hyperlocal execution, measurement, and consumer insights.
The company’s proprietary Digital Zip® technology and the MaxPoint Intelligence Platform™ predict the most likely buyers of a specific product at a particular retail location and then execute cross-channel digital marketing programs to reach these buyers. For more information, visit maxpoint.com.

MaxPoint Interactive

Media Contact:
Patrick Foarde
Ketchum for MaxPoint
patrick.foarde@ketchum.com
404-879-9254

or

Investor Relations Contact:
Denise Garcia
ir@maxpoint.com
800-916-9960

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Balance Sheets
(Unaudited)
(in thousands, except share data)

	As of December 31,	As of March 31,
	2016	2017
Assets
Current assets:
Cash and cash equivalents	$24,221	$20,378
Accounts receivable, net	43,432	25,793
Prepaid expenses and other current assets	1,477	2,106
Total current assets	69,130	48,277
Property, equipment and software, net	20,125	19,549
Other long-term assets	60	60
Total assets	$89,315	$67,886
Liabilities and Stockholders’ equity
Current liabilities:
Accounts payable	$12,660	$8,864
Accrued expenses and other current liabilities	9,400	8,791
Short-term debt	27,489	18,645
Total current liabilities	49,549	36,300
Other long-term liabilities	1,218	1,154
Total liabilities	50,767	37,454
Commitments and contingencies
Stockholders’ equity:
Common stock, $0.00005 par value; 500,000,000 shares authorized, 6,632,889 and 6,713,551 shares issued and outstanding as of December 31, 2016 and March 31, 2017, respectively	1	1
Additional paid-in capital	107,898	109,008
Accumulated other comprehensive loss	(200)	(195)
Accumulated deficit	(69,151)	(78,382)
Total stockholders’ equity	38,548	30,432
Total liabilities and stockholders’ equity	$89,315	$67,886

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2017
Revenue	$29,450	$27,853
Traffic acquisition costs	10,088	8,799
Other cost of revenue	4,643	4,676
Gross profit	14,719	14,378
Operating expenses:
Sales and marketing	13,349	12,383
Research and development	6,507	6,424
General and administrative	5,318	4,612
Total operating expenses	25,174	23,419
Loss from operations	(10,455)	(9,041)
Other expense (income):
Interest expense	264	172
Interest income	(3)	—
Amortization of deferred financing costs	18	18
Total other expense	279	190
Loss before income taxes	(10,734)	(9,231)
Provision for income taxes	—	—
Net loss	$(10,734)	$(9,231)

Net loss per basic and diluted share of common stock	$(1.63)	$(1.39)

Weighted-average shares used to compute net loss per basic and diluted share of common stock	6,565,212	6,643,475

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2017
Cash flows from operating activities:
Net loss	$(10,734)	$(9,231)
Adjustments to reconcile net loss to net cash (used in) provided by operating activities:
Depreciation and amortization	2,232	2,653
Stock-based compensation expense	930	1,250
Bad debt expense	332	(1)
Loss on disposal of asset	4	—
Amortization of deferred financing costs	18	18
Changes in operating assets and liabilities:
Accounts receivable	10,968	17,643
Prepaid expenses and other current assets	(1,136)	(609)
Security deposits	(30)	—
Accounts payable	(4,888)	(3,606)
Accrued expenses and other current liabilities	1,097	(592)
Other long-term liabilities	308	(64)
Net cash (used in) provided by operating activities	(899)	7,461
Cash flows from investing activities:
Purchases of property, equipment and software	(927)	(587)
Capitalized internal-use software costs	(1,838)	(1,494)
Changes to restricted cash	1,861	—
Net cash used in investing activities	(904)	(2,081)
Cash flows from financing activities:
Proceeds from debt	—	36,000
Repayment of debt	(5,900)	(44,844)
Proceeds from stock option exercises	52	29
Tax withholdings related to net share settlements of restricted stock units	—	(298)
Payments for repurchases of common stock	—	(75)
Payments of issuance costs related to debt	(54)	(36)
Net cash used in financing activities	(5,902)	(9,224)
Effect of exchange rate changes on cash and cash equivalents	(9)	1
Net decrease in cash and cash equivalents	(7,714)	(3,843)
Cash and cash equivalents at beginning of period	41,143	24,221
Cash and cash equivalents at end of period	$33,429	$20,378

MaxPoint Interactive, Inc. and Subsidiary
Condensed Consolidated Statements of Cash Flows (continued)
(Unaudited)
(in thousands)

	Three Months Ended March 31,
	2016	2017
Supplemental disclosures of other cash flow information:
Cash paid for interest	$277	$194
Supplemental disclosures of non-cash investing and financing activities:
Purchases of property, equipment and software included in accounts payable and accruals	$113	$309
Stock-based compensation capitalized in internal-use software costs	$109	$204

MaxPoint Interactive, Inc. and Subsidiary
Supplemental Information Including Reconciliations of Non-GAAP Measures
to the Nearest Comparable GAAP Measure
Unaudited Key Financial and Operating Performance Metrics
(in thousands, except number of enterprise customers)

	Three Months Ended March 31,
	2016	2017
	(in thousands, except number of enterprise customers)
Revenue	$29,450	$27,853
Revenue ex-TAC	$19,362	$19,054
Adjusted EBITDA	$(7,184)	$(4,934)
Number of enterprise customers	751	730

Unaudited Reconciliation from GAAP Revenue to Non-GAAP Revenue ex-TAC
(in thousands)

	Three Months Ended March 31,
	2016	2017
	(in thousands)
Revenue	$29,450	$27,853
Less: traffic acquisition costs	(10,088)	(8,799)
Revenue ex-TAC	$19,362	$19,054

Unaudited Reconciliation from GAAP Net Loss to Non-GAAP Adjusted EBITDA
(in thousands)

	Three Months Ended March 31,
	2016	2017
	(in thousands)
Net loss	$(10,734)	$(9,231)
Adjustments:
Interest expense	264	172
Interest income	(3)	—
Amortization of deferred financing costs	18	18
Provision for income taxes	—	—
Depreciation and amortization	2,232	2,653
Stock-based compensation	1,039	1,454
Adjusted EBITDA	$(7,184)	$(4,934)

Unaudited Depreciation and Amortization included in GAAP Net Loss
(in thousands)

	Three Months Ended March 31,
	2016	2017
	(in thousands)
Other cost of revenue	$1,627	$1,908
Sales and marketing	113	152
Research and development	463	562
General and administrative	29	31
Total depreciation and amortization	$2,232	$2,653

Unaudited Stock-Based Compensation included in GAAP Net Loss
(in thousands)

	Three Months Ended March 31,
	2016	2017
	(in thousands)
Other cost of revenue	$21	$49
Sales and marketing	222	290
Research and development	389	600
General and administrative	407	515
Total stock-based compensation	$1,039	$1,454

Unaudited Reconciliation from GAAP Net Loss to Non-GAAP Net Loss
(in thousands)

	Three Months Ended March 31,
	2016	2017
	(in thousands)
Net loss	$(10,734)	$(9,231)
Stock-based compensation	1,039	1,454
Non-GAAP net loss	$(9,695)	$(7,777)

Unaudited Reconciliation from GAAP Net Loss per Basic and Diluted Share to
Non-GAAP Net Loss per Basic and Diluted Share
(in thousands, except share and per share data)

	Three Months Ended March 31,
	2016	2017
	(in thousands, except share and per share data)
Net loss	$(10,734)	$(9,231)
Weighted-average shares used to compute net loss per basic and diluted share of common stock	6,565,212	6,643,475
Net loss per basic and diluted share of common stock	$(1.63)	$(1.39)

Non-GAAP net loss	$(9,695)	$(7,777)
Weighted-average shares used to compute net loss per basic and diluted share of common stock	6,565,212	6,643,475
Non-GAAP net loss per basic and diluted share of common stock	$(1.48)	$(1.17)